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                                                                     Exhibit III


                                  CERTIFICATE

           The undersigned certifies that she is a duly designated and acting officer of AGL Resources Inc., a Georgia corporation ("AGLR") and that:

           AGLR's Quarterly Report on Form U-9C-3 filed pursuant to Rule 58 for the quarter ended December 31, 2000 was filed with each state commission having jurisdiction over the retail rates of the public utility companies that are associate companies of any of the reporting companies.

           The names and addresses of such state utility commissions are:

                 Georgia Public Service Commission
                 47 Trinity Avenue SW
                 Atlanta, GA 30334

                 Virginia State Corporation Commission
                 1300 East Main Street
                 10th Floor
                 Richmond, VA 23219

                 Tennessee Regulatory Authority
                 460 James Robertson Parkway
                 Nashville, TN 37243-0505




           IN WITNESS WHEREOF, I have hereunto set my hand as of the 17th day of May, 2001.



                                             /s/: Elizabeth J. White
                                             -----------------------

                                             Elizabeth J. White
                                             Vice President and Controller
                                             AGL Resources Inc.